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                                                                    EXHIBIT 99.1


Contact:
Gretchen Sorensen
VP, Corporate Affairs
Onvia.com
Tel: 206.373.9082
gsorensen@onvia.com
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Onvia Improves Efficiency, Eliminates Redundant Positions

SEATTLE, WA - Thursday, September 28, 2000 -- Onvia.com, Inc. (Nasdaq: ONVI) announced today that as part of its accelerated plan to improve business performance in the near term and to reinforce its leadership position as the leading exchange for small business, it has eliminated 85 redundant staff positions. "Despite the fact that we have 180 million of cash in the bank, today's competitive environment demands that we operate our business at maximum efficiency," said Glenn Ballman, Chairman and CEO of Onvia.

"We continue to gain momentum and improve our operating efficiency," said Ballman. "This reduction in our workforce coupled with our emerging revenue opportunities will reinforce our position as the leading exchange for small businesses. We look forward to announcing our third quarter results."

This release contains, in addition to historical information, forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs, and involve risks and uncertainties, including statements regarding restructuring the Company's business, improvement in the Company's financial performance, the Company's path to profitability, and the progress and benefits of the Company's execution of its business plan.

The Company's actual results could differ materially from those described in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, the Company's failure to realize all the intended cost-saving benefits of the restructuring, the Company's inability to retain and/or motivate remaining personnel, the Company's failure to take advantage of growth in the Company's target markets, such as the provision of high margin services and aggregating small business buyers and sellers, the Company's failure to integrate or take advantage of acquisitions successfully, the Company's inability to improve gross margins, the Company's inability to further identify, develop, and achieve commercial success for new products and services and access and distribution technologies, and the Company's inability to establish and maintain relationships with commerce, advertising, marketing, technology, and content providers.

For a detailed discussion of these and other cautionary statements, please refer to the Company's filings with the Securities and Exchange Commission.

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